SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 __________


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) MARCH 18, 1999


                      PLUM CREEK TIMBER COMPANY, L.P.
           (Exact name of registrant as specified in its charter)


        DELAWARE              1-10239             91-1443693
   (State or other          (Commission          (I.R.S. Employer
   jurisdiction of          File Number)          Identification No.)
   incorporation or
   organization)


      999 THIRD AVENUE, SUITE 2300                 98104-4096
        SEATTLE, WASHINGTON                         (Zip Code)
   (Address of principal executive offices)

   Registrant's telephone number, including area code    (206) 467-3600



 ITEM 5. OTHER EVENTS

      As previously announced, a Unitholder, individually and as a purported representative of all Unitholders except the defendants and their affiliates (the "Plaintiff"), filed a purported class action lawsuit in the Court of Chancery in the State of Delaware against Plum Creek Timber Company, L.P. (the "Partnership") and the Partnership's general partner and the ultimate general partner of the general partner (collectively, the "GP Defendants" and, together with the Partnership, the "Plum Creek Defendants"). The lawsuit alleges that the Proxy Statement/Prospectus mailed to Unitholders in connection with the proposed conversion (the "Conversion Transaction") of the Partnership from a master limited partnership to a real estate investment trust ("REIT") is false and misleading and that, through alleged misstatements and omissions, the GP Defendants have breached a fiduciary duty of candor to the Unitholders.

      On March 18, 1999, the Court of Chancery issued an opinion (the "Opinion") granting the Plaintiff's motion for preliminary injunction and enjoined the Unitholder vote on the Conversion Transaction until the Plum Creek Defendants have cured the disclosure deficiencies of the Proxy Statement/Prospectus and the letter to Unitholders that accompanied the Proxy Statement/Prospectus, by issuing a supplemental disclosure that is consistent with the rulings in the Opinion. The Conversion Transaction was scheduled to be voted upon at a Special Meeting of Unitholders on Monday, March 22, 1999. The Partnership expects to convene and then adjourn the Special Meeting of Unitholders to a subsequent date, which will be determined as soon as possible. The Partnership believes the Conversion Transaction is in the best interests of the Partnership and all of its Unitholders.

      The public announcement concerning the Partnership's intention to adjourn the Special Meeting of Unitholders is attached as Exhibit 99.1 to this document and is incorporated herein by reference.


 ITEM 7. EXHIBITS

      99.1  Press Release



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PLUM CREEK TIMBER COMPANY, L.P.


                                   By:  Plum Creek Management Company L.P.,
                                        its General Partner



Date:  March 19, 1999              By:  /s/ DIANE M. IRVINE
                                       __________________________________
                                       Diane M. Irvine
                                       Vice President and Chief
                                       Financial Officer



                               EXHIBIT INDEX

 Exhibit      Description

 99.1         Press Release